EXHIBIT 99.1
NEWS ANNOUNCEMENT




       BRILLIANT DIGITAL ENTERTAINMENT REPORTS SECOND QUARTER 2003 RESULTS

     JUMP IN REVENUES PRIMARILY ATTRIBUTABLE TO PATENT LICENSE AGREEMENT AND CONTINUING ADVERTISING AND SECURE PEER TO PEER SEARCH AND DISTRIBUTION FEES


LOS ANGELES, CA - AUGUST 20, 2003 - Brilliant Digital Entertainment, Inc. (AMEX:BDE), a provider and developer of secure peer to peer solutions through its Altnet subsidiary, today reported net revenues for the second quarter ended June 30, 2003 increased 352% to $1,694,000 from $375,000 in the comparable second quarter of 2002.

Brilliant Digital reported a net profit of $883,000, or $0.01 per share, for the second quarter ended June 30, 2003, compared to a net loss of ($2,084,000), or ($0.09) per share for the second quarter of 2002. For the six month period ended June 30, 2003, Brilliant Digital reported a net loss of ($53,000) or ($0.001) per share, compared to a net loss of ($3,395,000) or ($0.16) per share for the six month period ended June 30, 2002. The second quarter net profit and six month net loss were favorably impacted by the recognition of $2,097,000 in deferred revenue attributable to a February 2000 agreement with e-New Media.

"We are excited by this dramatic improvement in our operating performance. We are beginning to see the benefits of our efforts in the distribution of secure, digital files through Altnet's peer to peer network. We believe our continuing efforts in this area, together with revenue from our search agreement with The Excite Network and patent license agreement with Sharman Networks, will contribute to the continued growth of Brilliant Digital." said Kevin Bermeister, President and CEO of Brilliant Digital Entertainment.



                                    - more -

BRILLIANT DIGITAL REPORTS SECOND QUARTER 2003 RESULTS                page 2 of 4


ABOUT BRILLIANT DIGITAL ENTERTAINMENT

Brilliant Digital Entertainment, Inc. (AMEX: BDE) is the parent company of Altnet Inc. and a developer of 3D rich media advertising and content creation technologies for the Internet. The b3d rich media format is used to produce entertainment, advertising and music content for consumers distributed over the Internet. Find out more at www.brilliantdigital.com.

For further information about BDE, please contact Robin Gore at 818/615-1500 X528 or rgore@bde3d.com.

ABOUT ALTNET

Altnet is the first interoperable peer-to-peer platform created to give consumers convenient access to secure content that originates from content owners. The company's TopSearch product integrates with applications and web sites via the Internet allowing content owners to purchase keyword search terms or sponsored links that direct users to their secure content. By using TopSearch, content owners are able to offer consumers for pay and promotional content at Altnet's partner web site destinations. Altnet's payment gateway and digital rights management solutions enable content owners to easily integrate and receive payments for content sales. Altnet also provides cost-effective bandwidth solutions for enterprise customers and content owners. Altnet is a subsidiary of Brilliant Digital Entertainment (AMEX: BDE). Find out more at www.altnet.com.


INFORMATION ABOUT FORWARD LOOKING STATEMENTS

Statements in this news release that relate to (i) future distribution of digital files through Altnet, (ii) future revenues, and (iii) other projections, events or performance are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Actual results may differ materially due to a variety of factors, including (a) performance under Brilliant's agreement with The Excite Network, (b) Brilliant's ability to obtain rights to distribute third party content through Altnet, (c) those factors set forth in Brilliant's most recently filed Form 10-KSB and Form 10-QSB reports which are available from Brilliant Digital Entertainment's Investor Relations department and may be obtained by calling or writing to Robin Gore, at 818-615-1500 X528 or rgore@bde3d.com.

                          (financial statements follow)

BRILLIANT DIGITAL REPORTS SECOND QUARTER 2003 RESULTS                page 3 of 4


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (Unaudited, in thousands)
                                                                        JUNE 30,
                                                                           2003
                                                                          ------
ASSETS                                                               (unaudited)

Cash and cash equivalents ......................................          $  816
Accounts receivable, net .......................................           1,188
Other current assets, net ......................................           1,108
                                                                          ------
Total current assets ...........................................           3,112
Other assets ...................................................           5,793
                                                                          ------
Total assets ...................................................          $8,905
                                                                          ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities ......................................           7,311
Long-term debt .................................................             142
Other long-term liabilities ....................................             720
                                                                          ------
Total liabilities ..............................................           8,173

Total stockholders' equity .....................................             732
                                                                          ------
Total liabilities and stockholders' equity .....................          $8,905
                                                                          ======


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BRILLIANT DIGITAL REPORTS SECOND QUARTER 2003 RESULTS                page 4 of 4


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                       THREE MONTHS             SIX MONTHS
                                      ENDED JUNE 30,           ENDED JUNE 30,
                                   --------------------    --------------------
                                     2002        2003        2002        2003
                                   --------    --------    --------    --------
                                 (unaudited) (unaudited) (unaudited) (unaudited)

Revenues .......................   $    375    $  1,694    $    668    $  2,280

Costs and expenses:
   Costs of revenues ...........        136         229         188         289
   Sales and marketing .........        103         308         125         397
   General and administrative ..      1,251       1,458       1,808       2,183
   Research and development ....         46         123         136         307
   Depreciation and
      amortization .............         14          35          31          53
                                   --------    --------    --------    --------
                                      1,550       2,153       2,288       3,229
                                   --------    --------    --------    --------
Income (loss) from operations ..     (1,175)       (459)     (1,620)       (949)
Other income (expense):
   Other Income ................       --         2,097        --         2,097
   Loss on write off of
      deferred fees ............       --          (206)       --          (206)
   Interest expense ............       (909)       (549)     (1,775)       (995)
                                   --------    --------    --------    --------
   Total other income (expense)        (909)      1,342      (1,775)        896
                                   --------    --------    --------    --------
Net income (loss) ..............     (2,084)        883      (3,395)        (53)
Unrealized gain on marketable
   securities ..................       --          --          --            31
Foreign currency translation
   adjustment (net of tax
   effects) ....................         12        --             8        --
                                   --------    --------    --------    --------
Comprehensive income (loss) ....   $ (2,072)   $    883    $ (3,387)   $    (22)
                                   ========    ========    ========    ========


Basic and fully-diluted net
   income (loss) per share .....   $  (0.09)   $   0.01    $  (0.16)   $ (0.001)
                                   ========    ========    ========    ========
Weighted average number of
   shares used in computing
   basic and fully-diluted net
   income (loss) per share .....     24,317      97,425      21,197      35,596
                                   ========    ========    ========    ========